                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 31, 1998


                        PRODUCTION RESOURCE GROUP, L.L.C.
             (Exact name of Registrant as Specified in its Charter)

         Delaware                      333-46235              14-1786937
(State or other Jurisdiction    (Commission File Number)     (IRS Employer
     of Formation)                                         Identification No.)

539 Temple Hill Road, New Windsor, New York                      12553
(Address of Principal Executive Offices)                       (Zip Code)

                                 (914) 567-5700
              (Registrant's Telephone Number, Including Area Code)

Explanatory Note

The Current Report on Form 8-K of Production Resource Group, L.L.C. (the "Company" or "PRG"), initially filed with the Securities and Exchange Commission (the "Commission") on August 10, 1998 is hereby amended by this Form 8-K/A so as to comply with Item 7 of Form 8-K and the provisions of Rule 3-05 of Regulation S-X. The Form 8-K filed on August 10, 1998 reported, in Item 2 thereof, the acquisition on July 31, 1998 of CBE Exhibits and Events, Inc. ("CBE"). The combined historical financial statements for the most recent two fiscal years preceding the acquisition of CBE have been included in this Form 8-K/A. The pro forma effects of the acquisition of CBE on the Company's financial position at June 30, 1998 and results of operations for the six months ended June 30, 1998 and for the most recent fiscal year are also presented in this Form 8-K/A.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

CBE was acquired by the Company on July 31, 1998. The audited financial statements of CBE, and the related Independent Accountants' Report as of December 31, 1997 and 1996 and for the years then ended are located at Addendum I.

(b) Pro Forma Financial Information

Pro forma combined balance sheet as of June 30, 1998 and statements of operations for the six month period ended June 30, 1998 and pro forma combined for the year ended December 31, 1997 are located at Addendum II.

(c) Exhibits

10.11 Acquisition Agreement dated July 31, 1998 among CBE Exhibits and Events, Incorporated, Jeffrey Allen Marmack and the Company (incorporated by reference from Form 8-K filed on July 31, 1998)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRODUCTION RESOURCE GROUP, L.L.C.

October 13, 1998                             By /s/ Robert A. Manners
----------------                             -----------------------------------
Date                                         Robert A. Manners
                                             Sr. Vice President Business Affairs
                                             and General Counsel

Addendum I.


                        Report of Independent Accountants
                        ---------------------------------


Board of Directors
C B E Exhibits and Events, Inc.

We have audited the accompanying balance sheets of C B E Exhibits and Events, Inc. as of December 31, 1997 and 1996, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C B E Exhibits and Events, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


October 9, 1998                                     HAM, LANGSTON & BREZINA, LLP
Houston, Texas

                         C B E EXHIBITS AND EVENTS, INC.
                                  BALANCE SHEET
                           December 31, 1997 and 1996

     ASSETS                                                    1997         1996
     ------                                                 ----------   ----------

Current assets:
  Accounts receivable, net                                  $1,987,169   $1,033,307
  Prepaid expenses                                               8,919         --
  Inventory                                                     25,000       25,000
                                                            ----------   ----------
    Total current assets                                     2,021,088    1,058,307

Property and equipment, net                                    164,852       90,907
Other assets                                                     8,859        9,152
                                                            ----------   ----------

      Total assets                                          $2,194,799   $1,158,366
                                                            ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Current liabilities:
  Book overdraft                                            $  126,408   $   75,124
  Note payable                                                 320,000      200,000
  Current portion of long-term debt                               --          4,941
  Current portion of capital lease
    obligation                                                   6,885         --
  Accounts payable                                             278,393      244,391
  Accrued liabilities                                           23,130       95,847
  State income tax payable                                      25,138         --
  Deferred state income taxes                                   56,000       27,000
                                                            ----------   ----------

    Total current liabilities                                  835,954      647,303

Long-term debt, net of current portion                            --         11,445
Capital lease obligation, net of current portion                13,885         --
Due to stockholder                                                --         80,000
                                                            ----------   ----------

      Total liabilities                                        849,839      738,748
                                                            ----------   ----------

Commitments and contingencies (Notes 1, 6 and 8)

Stockholder's equity:
  Common stock; $0.10 par value; 1,000,000
    shares authorized; 10,000 shares issued and
    outstanding                                                  1,000        1,000
  Additional paid-in capital                                    23,492       23,492
  Retained earnings                                          1,320,468      395,126
                                                            ----------   ----------

    Total stockholder's equity                               1,344,960      419,618
                                                            ----------   ----------
     Total liabilities and stockholder's
        equity                                              $2,194,799   $1,158,366
                                                            ==========   ==========

                       See notes to financial statements

                         C B E EXHIBITS AND EVENTS, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                 for the years ended December 31, 1997 and 1996

                                   ----------

                                                   1997           1996
                                               -----------    -----------

Service revenue                                $ 7,848,000    $ 3,981,578

Direct cost of production                        5,190,354      2,510,218
                                               -----------    -----------

  Gross profit                                   2,657,646      1,471,360

Selling, general and administrative expenses     1,202,325        932,788

Depreciation and amortization                       34,333         12,327
                                               -----------    -----------

    Income from operations                       1,420,988        526,245

Other income and (expense):
  Interest income                                   17,235         10,039
  Interest expense                                 (15,305)        (3,129)
                                               -----------    -----------

Income before provision for state income tax     1,422,918        533,155

Provision for state income tax                      65,138         24,000
                                               -----------    -----------

Net income                                       1,357,780        509,155

Distributions to the stockholder                  (432,438)      (312,254)

Retained earnings, beginning of year               395,126        198,225
                                               -----------    -----------

Retained earnings, end of year                 $ 1,320,468    $   395,126
                                               ===========    ===========


                       See notes to financial statements.

                         C B E EXHIBITS AND EVENTS, INC.
                             STATEMENT OF CASH FLOWS
                 for the years ended December 31, 1997 and 1996

                                   ----------

                                                        1997           1996
                                                    -----------    -----------

Cash flows from operating activities:
  Net income                                        $ 1,357,780    $   509,155
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation expense                                 34,040         12,033
    Amortization expense                                    293            293
    Deferred state income tax                            29,000         24,000
    Changes in operating assets and liabilities:
      Accounts receivable, net                         (953,862)      (581,068)
      Prepaid expenses and other assets                  (8,919)          --
      Inventory                                            --          (15,000)
      Accounts payable                                   34,002        122,571
      Accrued liabilities                               (72,717)        68,499
      State income tax payable                           25,138           --
      Book overdraft                                     51,284         71,684
                                                    -----------    -----------

          Net cash provided by operating
            activities                                  496,039        212,167
                                                    -----------    -----------

Cash flows from investing activities:
  Purchase of property and equipment                    (81,403)       (28,068)
                                                    -----------    -----------

          Net cash used in investing activities         (81,403)       (28,068)
                                                    -----------    -----------

Cash flows from financing activities:
  Net proceeds from notes payable                       920,000        200,000
  Payments on notes payable                            (816,386)        (3,952)
  Payments on capital lease obligations                  (5,812)          --
  Distributions to the stockholder                     (432,438)      (312,254)
  Repayment of amount due to stockholder                (80,000)       (67,893)
                                                    -----------    -----------

          Net cash used in financing activities        (414,636)      (184,099)
                                                    -----------    -----------

Net increase in cash and cash equivalents                  --             --

Cash and cash equivalents, beginning of year               --             --
                                                    -----------    -----------

Cash and cash equivalents, end of year              $      --      $      --
                                                    ===========    ===========


Supplemental disclosure of cash flow information:

  Cash paid for interest                            $    15,305    $     3,129
                                                    ===========    ===========

  Cash paid for income taxes                        $      --      $      --
                                                    ===========    ===========

                       See notes to financial statements.

                         C B E EXHIBITS AND EVENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

1.       Organization and Significant Accounting Policies
         ------------------------------------------------

         C B E Exhibits and Events, Inc. (the "Company") provides support services to exhibitors at trade shows and other major events. These services include show and event logistic support, booth and exhibit construction and storage, and show assembly of booths and exhibits. The Company provides services to a limited number of major customers located primarily in Houston, Texas. (See Note 8)

         Management Estimates
         --------------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates mainly involve the useful lives of property and equipment, the valuation of deferred tax assets and the collectibility of accounts receivable.

         Revenue Recognition
         -------------------

         Revenue is recognized at the time services are performed.

         Concentrations of Credit Risk
         -----------------------------

         Financial instruments which subject the Company to concentrations of credit risk include cash and accounts receivable. The Company maintains its cash in well known banks selected based upon management's assessment of the banks' financial stability and capability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits. Accounts receivable generally arise from sales of services to technology and energy companies operating in and around Houston, Texas. Collateral is generally not required for credit granted.

         Cash Equivalents
         ----------------

         For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

                         C B E EXHIBITS AND EVENTS, INC.

                                   ----------


1.       Organization and Significant Accounting Policies, continued
         -----------------------------------------------------------

         Property and Equipment
         ----------------------

         Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of 5 to 7 years for office furniture and equipment, and 3 years for transportation and other equipment.

         Income Taxes
         ------------

         For Federal income tax reporting purposes the Company has elected to be taxed as an S corporation. Accordingly, all income and expenses are allocated and taxed directly to the Company's sole stockholder and no provision for federal income taxes is included in the financial statements.

         The Company uses the liability method in accounting for state income taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

         Fair Value of Financial Instruments
         -----------------------------------

         The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

         Recently Issued Pronouncements
         ------------------------------

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires (a) classification of the components of other comprehensive income by their nature in a financial statement and (b) the display of the accumulated balance of the other comprehensive income separate from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for years beginning after December 15, 1997 and is not expected to have a material impact on financial position or results of operations.

                         C B E EXHIBITS AND EVENTS, INC.

                                   ----------

2.       Property and Equipment
         ----------------------

         Property and equipment at December 31, 1997 and 1996 consists of the following:

                                                       1997         1996
                                                  ---------    ---------

                  Furniture and fixtures          $     835    $     835
                  Machinery and equipment            41,492       13,983
                  Transportation equipment           55,456       48,069
                  Leasehold improvements             73,089         --
                                                  ---------    ---------

                                                    170,872       62,887
                  Less accumulated depreciation     (48,020)     (13,980)
                                                  ---------    ---------

                                                    122,852       48,907
                  Land                               42,000       42,000
                                                  ---------    ---------

                      Total                       $ 164,852    $  90,907
                                                  =========    =========

3.       Book Overdraft
         --------------

         The book overdraft at December 31, 1997 and 1996 consists of checks drawn against the Company's operating account in excess of cash on hand. These book overdrafts were covered in January 1998 and 1997 through collections of accounts receivable.


4.       Note Payable
         ------------

         Note payable at December 31, 1997 and 1996 consists of draws under a $425,000 revolving line of credit with a bank. The note bears interest at the bank's prime rate (8.5% at December 31, 1997) plus 1.5% per year and is due August 10, 1998. This note is collateralized by accounts receivable and the personal guarantee of the Company's sole stockholder.


5.       Income Taxes
         ------------

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for state income tax purposes.

         The composition of deferred tax liabilities and the related tax effects at December 31, 1997 and 1996 are as follows:

                         C B E EXHIBITS AND EVENTS, INC.

                                   ----------

                                                                            1997       1996
                                                                          --------    -------
Effect of the use of the cash method of accounting for tax reporting
  purposes.............................................................   $ 72,000    $27,000
Other..................................................................    (16,000)        --
                                                                          --------    -------
Deferred tax liability.................................................   $ 56,000    $27,000
                                                                          --------    -------
                                                                          --------    -------
The difference between the state income tax expense reported in the accompanying statement of operations and the amount that would result if the Texas state income-based franchise tax rate of 4.5% were applied to pre-tax income is as follows:

                                                                        PERCENTAGE                 PERCENTAGE
                                                             1997       OF PRE-TAX      1996       OF PRE-TAX
                                                            AMOUNT        LOSS         AMOUNT         LOSS
                                                            -------    ------------    -------    -------------
Provision for state income tax at statutory rate.........   $64,031        4.5%        $23,991        4.5%
Non-deductible expenses and other........................     1,107        0.0              9         0.0
                                                            -------       ----         -------       ----
Total....................................................   $65,138        4.5%        $24,000        4.5%
                                                            -------       ----         -------       ----
                                                            -------       ----         -------       ----

Income tax expense for the years ended December 31, 1997 and 1996 consists of the following:

                                                                            1997       1996
                                                                           -------    -------
Current state income-based franchise tax expense........................   $36,138    $    --
Deferred state income-based franchise tax expense.......................    29,000     24,000
                                                                           -------    -------
                                                                           $65,138    $24,000
                                                                           -------    -------
                                                                           -------    -------

6.       Lease Commitments
         -----------------

         During 1997 and 1996 the Company acquired certain office equipment under leases accounted for as capital leases. Amortization of leased assets is included in depreciation and amortization expense. Included in property and equipment at December 31, 1997 and 1996 are the following assets held under capital leases:

                                                      1997      1996
                                                     -------   -------

                  Machinery and equipment            $26,786   $  --

                  Accumulated amortization             3,037      --
                                                     -------   -------

                  Assets under capital leases, net   $23,749   $  --
                                                     =======   =======

         The Company also leases office and warehouse facilities and certain office equipment under operating leases. Office and warehouse space is leased from the Company's sole stockholder under a three year lease with a single one-year renewal option. Rental expense for operating leases was $174,032 and $105,323 during the years ended December 31, 1997 and 1996, respectively. Included in 1997 rental expense was $71,344 paid to the Company's sole stockholder.

         Minimum lease payments due under leases with original lease terms of greater than one year and expiration dates subsequent to December 31, 1997 are summarized as follows:

                         C B E EXHIBITS AND EVENTS, INC.

                                   ----------

6.       Lease Commitments, continued
         ----------------------------

                                                            Operating Leases
                                             -------------------------------
                   Year Ended                Capital   Office and   Office
                  December 31,               Leases    Warehouse   Equipment   Total
                  ------------               ------    ---------   ---------   -----
                     1998                    $  9,581   $106,944   $  2,749   $109,693
                     1999                       9,581    106,944      2,749    109,693
                     2000                       5,478     44,590      2,062     46,652
                     2001                       1,552       --         --         --
                                             --------   --------   --------   --------

                  Total minimum lease
                    payments                   26,192   $258,478   $  7,560   $266,038
                                             ========   ========   ========   ========

                  Less amount representing
                    interest                    5,422
                                             --------
                  Present value of minimum
                    lease payments             20,770

                  Less current portion          6,885
                                             --------
                  Long-term portion          $ 13,885
                                             ========

7.       Employee Benefit Plan
         ---------------------

         Effective January 1, 1995, the Company adopted the C B E Exhibits and Events, Inc. Profit Sharing Plan (the "Plan"), a defined contribution plan that covers substantially all employees that have completed one year of service. Company contributions to the Plan are discretionary and the Company made contributions of $58,098 and $69,103 for the years ended December 31, 1997 and 1996, respectively.

8.       Major Customers
         ---------------

         During the years ended December 31, 1997 and 1996, one customer accounted for approximately 85% of the Company's service revenue. Loss of that customer would have a serious adverse effect on the Company's business. Accounts receivable from the Company's largest customer were $1,571,000 and $713,000 at December 31, 1997 and 1996, respectively.

9.       Subsequent Events
         -----------------

         Effective July 31, 1998, Production Resource Group, L.L.C. ("PRG"), acquired substantially all assets and assumed substantially all liabilities of the Company, pursuant to a purchase and sale agreement (the "Agreement") between the Company, its sole stockholder and PRG. Under the Agreement, PRG paid the Company $3,000,000 in cash and agreed to make additional payments of up to $7,000,000 based upon the satisfaction of certain performance targets.

10.      Non-Cash Investing and Financing Activities
         -------------------------------------------

         During the year ended December 31, 1997, the Company incurred capital lease obligations of $26,786 to acquire certain warehouse and office equipment.

Addendum II.

Pro Forma Combined Financial Information

The following unaudited pro forma combined statements of operations for the six month period ended June 30, 1998 and for the year ended December 31, 1997 give effect to (i) the acquisition of Light and Sound Design Holdings Limited ("Holdings") on June 19, 1998 and (ii) the acquisition of Production Arts on June 30, 1998 and (iii) the acquisition of CBE on July 31, 1998 as if such acquisitions occurred on the first day of the periods covered by the statement of operations.

The unaudited pro forma combined balance sheet as of June 30, 1998 reflects the effect of the acquisition of CBE on the Company's balance sheet. The effect of the acquisitions of Holdings and Production Arts, which closed on June 19 and June 30, 1998, respectively, was reflected in the Company's June 30, 1998 balance sheet, which was included in the Form 10-Q filed for such period.

The unaudited pro forma combined statements of operations are based on the historical financial statements of the Company and the historical results of operations for Holdings, Production Arts and CBE. The financial statements for Holdings are for the year ended March 31, 1998 and for the period January 1, 1998 to June 19, 1998. The historical results of operations of Holdings have been adjusted to conform to generally accepted accounting principles of the United States and have been translated into United States Dollars based upon appropriate exchange rates. The unaudited pro forma combined statement of operations gives effect to the combinations under the purchase method of accounting.

The unaudited pro forma combined statements of operations have been prepared by the management of the Company, Holdings, Production Arts and CBE based upon historical information included herein and other financial information. These pro forma statements do not purport to be indicative of the results of operations or financial position which would have been achieved had the transactions described above taken place at the dates indicated and should not be construed as representative of the Company's financial position or results of operations for any future date or period.

                        PRODUCTION RESOURCE GROUP, L.L.C.
              Unaudited Pro Forma Combined Statements of Operations
                                ($ In thousands)

                                                                       PRG                 Holdings          Production Arts
                                                                For the year ended    For the year ended    For the year ended
                                                                December 31, 1997       March 31, 1998      December 31, 1997
                                                                ------------------    ------------------    ------------------
Revenues                                                        $           75,180    $           31,638    $           25,787
Direct production expenses:
   Direct production costs                                                  46,131                18,133                15,873
   Depreciation expense                                                      6,181                 2,607                 1,231
                                                                ------------------    ------------------    ------------------
                                                                            52,312                20,740                17,104
                                                                ------------------    ------------------    ------------------

Gross profit                                                                22,868                10,898                 8,683

Selling, general and administrative expenses                                16,185                 6,854                 6,106
Other depreciation and amortization                                          2,182                   518                   270
Non recurring compensation expense                                           2,125                  --                    --
                                                                ------------------    ------------------    ------------------
Operating profit                                                             2,376                 3,526                 2,307


Interest expense                                                             3,956                    10                   339
Interest (income)                                                             (117)                  (40)                   (8)
                                                                ------------------    ------------------    ------------------
Income (loss) from continuing operations before income taxes,               (1,463)                3,556                 1,976
extraordinary item and  minority interest

Provision for income taxes                                                     392                 1,343                   159
                                                                ------------------    ------------------    ------------------
Income (loss) from continuing operations                                    (1,855)                2,213                 1,817

Discontinued operations:
    Loss from operations of discontinued
        Themed Attraction Permanent Installation Business                   (5,302)                 --                    --
                                                                ------------------    ------------------    ------------------
Income (loss) before minority interest and extraordinary item               (7,157)                2,213                 1,817
Minority interest                                                             --                    --                    --
Extraordinary item                                                            (614)                 --                    --
                                                                ==================    ==================    ==================
Net income (loss)                                               $           (7,771)   $            2,213    $            1,817
                                                                ==================    ==================    ==================

                                                                      CBE
                                                                For the year ended     Pro Forma       Company
                                                                December 31, 1997     Adjustments     Pro Forma
                                                                ------------------    -----------    -----------
Revenues                                                        $            7,848    $              $   140,453
Direct production expenses:
   Direct production costs                                                   5,190                        85,327
   Depreciation expense                                                       --                          10,019
                                                                ------------------    -----------    -----------
                                                                             5,190                        95,346
                                                                ------------------    -----------    -----------

Gross profit                                                                 2,658                        45,107

Selling, general and administrative expenses                                 1,202                        30,347
Other depreciation and amortization                                             34(1)         542          3,546
Non recurring compensation expense                                            --                           2,125
                                                                ------------------    -----------    -----------
Operating profit                                                             1,422           (542)         9,089


Interest expense                                                                15(3)       2,497          6,817
Interest (income)                                                              (17)                         (182)
                                                                ------------------    -----------    -----------
Income (loss) from continuing operations before income taxes,                1,424         (3,039)         2,454
extraordinary item and  minority interest

Provision for income taxes                                                      65                         1,959
                                                                ------------------    -----------    -----------
Income (loss) from continuing operations                                     1,359         (3,039)           495

Discontinued operations:
    Loss from operations of discontinued
        Themed Attraction Permanent Installation Business                     --                          (5,302)
                                                                ------------------    -----------    -----------
Income (loss) before minority interest and extraordinary item                1,359         (3,039)        (4,807)
Minority interest                                                                 (2)        (126)          (126)
Extraordinary item                                                                                          (614)
                                                                ==================    ===========    ===========
Net income (loss)                                               $            1,359    $    (3,165)   $    (5,547)
                                                                ==================    ===========    ===========

(1) To record the estimated goodwill amortization attributable to the acquisitions of Holdings, Production Arts and CBE. Goodwill is amortized over a period of twenty five years for Holdings and Production Arts and fifteen years for CBE.
(2)      To record minority interest for the year.
(3) To record the estimated effect of interest expense on borrowings incurred by the Company to fund the acquisitions.

                        PRODUCTION RESOURCE GROUP, L.L.C.
              Unaudited Pro Forma Combined Statements of Operations
                                ($ In thousands)

                                                              PRG              Holdings        Production Arts
                                                          For the six      For the period        For the six
                                                          months ended    January 1, 1998 to    months ended
                                                         June 30, 1998       June 19, 1998      June 30, 1998
                                                         -------------    ------------------   ---------------
Revenues                                                  $     55,365    $           13,551   $        14,093
Direct production expenses:
   Direct production costs                                      32,548                 7,477             9,122
   Depreciation expense                                          4,761                 1,481               788
                                                          ------------    ------------------   ---------------
                                                                37,309                 8,958             9,910
                                                          ------------    ------------------   ---------------
Gross profit                                                    18,056                 4,593             4,183

Selling, general and administrative expenses                    13,463                 3,518             2,505
Other depreciation and amortization                              2,247                                     126
                                                          ------------    ------------------   ---------------
Operating profit                                                 2,346                 1,075             1,552


Interest expense                                                 6,233                     3               185
Interest (income)                                                 (433)                 --                --
                                                          ------------    ------------------   ---------------
Income (loss) before income taxes and minority interest         (3,454)                1,072             1,367

Provision for income taxes                                         193                   433                19
                                                          ------------    ------------------   ---------------
Income (loss) before minority interest                          (3,647)                  639             1,348

Minority interest                                                  (11)
                                                          ============    ==================   ===============
Net income (loss)                                         $     (3,658)   $              639   $         1,348
                                                          ============    ==================   ===============

                                                              CBE
                                                           For the six
                                                           months ended     Pro Forma      Company
                                                          June 30, 1998    Adjustments    Pro Forma
                                                          -------------    -----------    ---------
Revenues                                                   $      4,641    $              $  87,650
Direct production expenses:
   Direct production costs                                        2,935                      52,082
   Depreciation expense                                            --                         7,030
                                                           ------------    -----------    ---------
                                                                  2,935                      59,112
                                                           ------------    -----------    ---------
Gross profit                                                      1,706                      28,538

Selling, general and administrative expenses                        269                      19,755
Other depreciation and amortization                                  13(4)         259        2,645
                                                           ------------    -----------    ---------
Operating profit                                                  1,424           (259)       6,138


Interest expense                                                      4(6)       1,200        7,625
Interest (income)                                                   (11)                       (444)
                                                           ------------    -----------    ---------
Income (loss) before income taxes and minority interest           1,431         (1,459)      (1,043)

Provision for income taxes                                           45                         690
                                                           ------------    -----------    ---------
Income (loss) before minority interest                            1,386         (1,459)      (1,733)

Minority interest                                                      (5)         (21)         (32)
                                                           ============    ===========    =========
Net income (loss)                                          $      1,386    $    (1,480)   $  (1,765)
                                                           ============    ===========    =========

(4) To record the estimated goodwill amortization attributable to the acquisitions of Holdings, Production Arts and CBE. Goodwill is amortized over a period of twenty five years for Holdings and Production Arts and fifteen years for CBE.
(5)      To record minority interest for the period.
(6) To record the estimated effect of interest expense on borrowings incurred by the Company to fund the acquisitions.

                        PRODUCTION RESOURCE GROUP, L.L.C.
                   Unaudited Pro Forma Combined Balance Sheet
                                  June 30, 1998
                                ($ In thousands)

                                             PRG           CBE
                                                                         Pro Forma        Company
                                        June 30, 1998  June 30, 1998    Adjustments      Pro Forma
                                        -------------  -------------    ------------    ------------
Assets:
Current assets:
     Cash and cash equivalents           $     16,631   $        771    $       --      $     17,402
     Accounts Receivable -  net                26,240              0            --            26,240
     Inventories                                9,481          1,930            --            11,411
     Other current assets                       3,215             54            --             3,269
                                         ------------   ------------    ------------    ------------
Total current assets                           55,567          2,755            --            58,322

Property and equipment - net                   76,060            151(9)          (44)         76,167
Goodwill - net                                 28,099           --  (7)          701          28,800
Other assets                                   10,251             10            --            10,261
                                         ============   ============    ============    ============
Total assets                             $    169,977   $      2,916    $        657    $    173,550
                                         ============   ============    ============    ============

Liabilities and Members' Equity

Current liabilities:
     Current portion of long-term debt   $        317   $          8    $       --      $        325
     Accounts payable                          15,500            492            --            15,992
     Payoll and sales taxes payable             2,716             62            --             2,778
     Deferred revenue                           5,708           --              --             5,708
     Other current liabilities                  8,609             91(9)          (91)          8,609
                                         ------------   ------------    ------------    ------------
Total current liabilities                      32,850            653             (91)         33,412

Long-term debt:
     Senior Subordinated Notes                100,000           --              --           100,000
     Credit Facilities                         32,338           --  (8)        3,000          35,338
     Other long-term debt                       3,634             11            --             3,645

Minority interest                                 791           --              --               791

Members' equity                                   364           --              --               364
Common stock                                     --                1(9)           (1)           --
Additional paid-in-capital                       --               23(9)          (23)           --
Retained Earnings                                --            2,228(9)       (2,228)           --
                                         ============   ============    ============    ============
                                         $    169,977   $      2,916    $        657    $    173,550
                                         ============   ============    ============    ============

(7) To record the estimated goodwill attributable to the acquisition of CBE.
(8) To record the additional borrowings incurred by the Company to fund the acquisition of CBE.
(9) To adjust for certain assets not purchased and liabilities not assumed from CBE and to eliminate CBE's shareholders' equity.